Exhibit 10.1
GLOBAL DEFENSE TECHNOLOGY & SYSTEMS, INC.
March 3, 2011
Global Strategies Group Holding S.A.
15 Boulevard Franklin D. Roosevelt
L-2450 Luxembourg
Attn: Damian Perl
Dear Damian:
Reference is made to that certain Agreement and Plan of Merger (the “Merger Agreement”), dated as of March 2, 2011, among Sentinel Acquisition Holdings Inc., a Delaware corporation (“Parent”), Sentinel Acquisition Corporation, a Delaware corporation and a direct wholly owned subsidiary of Parent (“Merger Sub”), and Global Defense Technology & Systems, Inc., a Delaware corporation (the “Company”). Capitalized terms used but not otherwise defined herein shall have the meanings set forth in the Merger Agreement.
1.	The Company hereby confirms that following the completion of the Transactions, the agreements between us listed on Annex A attached hereto shall remain in full force and effect. The Company agrees to team with Global Strategies Group Holding S.A. (“Holding”) in connection with next recompete under the Reconstruction Security Supports Services (RSSS) under Army Corps of Engineers Contract #W917PM-08-D-0001.

2.	Upon the consummation of the Transactions, the Company hereby agrees to continue with the bids and proposals and oral and written teaming arrangements set forth in Annex B.

3.	Promptly after the execution of the Merger Agreement, the Company will initiate a rebranding of its corporate name and logo, marketing materials and business operations. The rebranding effort will be made effective as of the Closing Date. From and after the Closing Date, the Company will not use the acronym “GTEC’ in its corporate name and log, marketing materials or business operations.

4.	Reference is made to the Trademark License Agreement (the “License Agreement”), made as of September 29, 2009, by and between Holding and the Company. The undersigned agree that the License Agreement shall terminate on the Closing Date. Holding and the Company agree that the Company shall cease use of the Marks (as defined in the License Agreement) on the Closing Date. With respect to any Government Contract entered into using a name included in the Marks, promptly after the Closing Date, the Company shall apply for a name change for all such Government Contracts pursuant to FAR 42.12. The Company will use its reasonable efforts to promptly obtain all such name changes.

5.	The Company shall consult with the Stockholder before issuing, and provide the Stockholder a reasonable opportunity to review and comment upon, any press release or similar written public statements by the Company with respect to the Merger Agreement, the Offer and the Merger; and the Company shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by applicable Law, court process or obligations pursuant to any listing agreement with any national securities exchange or national securities quotation system.

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In the event the Merger Agreement is terminated, this letter agreement shall terminate and be of no further force and effect.
This letter agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the principles of conflicts or choice of law thereof or of any other jurisdiction. No modification of this letter agreement or waiver of the terms and conditions hereof shall be binding upon any party unless approved in writing by each party. This letter agreement shall inure to the benefit of the parties hereto and their successors and assigns. This letter agreement may be executed in counterparts, each of which shall be deemed to be an original and shall constitute the same agreement. If you are in agreement with the foregoing, please indicate your acceptance by signing below and returning an executed copy of this letter.

Sincerely, GLOBAL DEFENSE TECHNOLOGY & SYSTEMS, INC.
By:	/s/ John Hillen
Name:	John Hillen
Title:	President and CEO

Acknowledged and Agreed: GLOBAL STRATEGIES GROUP HOLDING, S.A.
By:	/s/ Damian Perl
Name:	Damian Perl
Title:	Director

ANNEX A
•	Reconstruction Security Supports Services (RSSS) under Army Corps of Engineers Contract #W917PM-08-D-0001

•	Subcontract No. TAC-2117-08-03-001 Dated 12/13/09 between GSG (IS) and TAC

•	Services Agreement, dated as of June 17, 2009, between GSG Holding (United Kingdom) Limited and Contego Newco Company

•	Preferred Supplier Services Framework Agreement, dated as of June 24, 2009, between Global Strategies Group (North America) Inc. (“GNA”) and Global Strategies Group (Middle East) FZE

•	Subcontract No. GMS-2117-08-02-001, dated as of December 13, 2008, by and between Global Strategies Group (Integrated Security) Inc. and Global Strategies Group (North America) Inc.

ANNEX B
•	CBRNE (GIS sub to the Company)

•	CNTPO II (Company sub to GIS)

•	Teaming Agreement for the C-IED contract under BAE

•	WPS (Company sub to GIS)

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